Exhibit 10.2

Sound Surgical Technologies LLC

2004 Unit Award Plan

Effective September 15, 2004

Sound Surgical Technologies LLC

2004 UNIT AWARD PLAN

Sound Surgical Technologies LLC

2004 UNIT AWARD PLAN

Sound Surgical Technologies, LLC (the “Company”), a Colorado limited liability company, hereby establishes the Sound Surgical Technologies, LLC Unit Award Plan (the “Plan”), effective as of the Effective Date.

SECTION 1. PURPOSE. The purposes of the Plan are to encourage employees of the Company and its Affiliates to acquire an ownership interest in the growth and performance of the Company and to increase their incentive to contribute to the Company’s future success, thus enhancing the value of the Company for the benefit of its members, and enhancing the ability of the Company and its Affiliates to attract and retain individuals upon whom, in large measure, the progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS. The following terms have the meanings set forth below:

“Affiliate” means any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

“Award” means any Option or Restricted Unit Award.

“Award Agreement” means the written agreement or instrument by which every Award is evidenced.

“Board” means the Management Committee of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a specific section of the Code shall also refer to any successor provision, and any regulations promulgated under such section or successor provision.

“Committee” means the Compensation Committee of the Management Committee.

“Company” means Sound Surgical Technologies LLC.

“Effective Date” means the date this Plan is adopted by the Board.

“Employee” means any employee of the Company or of any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means, with respect to a Unit means the value of a Unit as determined in good faith from time to time by the Committee.

“Including” means including without limitation.

“Mature Units” means Units for which the holder thereof has good title, free and clear of all restrictions, liens and encumbrances.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Units at such price or prices and during such period or periods, as the Committee shall determine.

“Optionee” means any Participant to whom an Option has been granted under the Plan.

“Option Price” means the per unit purchase price of Units subject to an Option.

“Participant” means an Employee who is selected by the Committee to receive an Award under the Plan.

“Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

“Permitted Transferee” means, in respect of any Participant, any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant or members of his or her Immediate Family, or any partnership of which all of the partners are such Participant or members of his or her Immediate Family. The “Immediate Family” of a Participant means the Participant’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

“Person” means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or government or political subdivision thereof.

“Restricted Unit” means any Unit issued with the restriction that the holder may not sell, transfer, pledge, or assign such Unit and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Unit and the right to receive any cash distributions), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may specify.

“Restricted Unit Award” means an Award of Restricted Units pursuant to Section 7.

“Unit” means a unit of membership interest in the Company.

SECTION 3. ADMINISTRATION.

(a) General. The Plan is administered by the Committee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee may appoint agents (who may be Employees) to assist in the administration of the Plan, and may authorize such persons to execute agreements or other documents on its behalf. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

(b) Power and Authority of Committee. The Committee shall have full power and authority, in its sole discretion subject to the provisions of the Plan, to:

(i) determine the Employees to whom Awards may from time to time be granted;

(ii) determine the type or types of Award to be granted to each Participant;

(iii) determine the number of Units to be covered by each Award, subject to the limitations of Section 4.

(iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award;

(v) determine whether, to what extent and under what circumstances Awards may be settled in Units or other property or canceled or suspended;

(vi) determine the existence or nonexistence of any fact or status relevant to Awards or the rights of Participants thereunder, including whether a Termination of Employment occurs by reason of cause, retirement, death or disability;

(vii) construe and interpret the Plan, any Award Agreement, and any other instrument or agreement entered into under the Plan;

(viii) adjust performance criteria or the other terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles;

(ix) make such other determinations and waive such requirements as may be required or permitted under the Plan;

(x) administer the Plan and establish such rules and regulations, approve and prescribe such forms, and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect;

(xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

In making such determinations, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Affiliates and such other factors which the Committee may deem relevant in accomplishing the purposes of the Plan. The Committee’s determinations under the Plan need not be uniform. The Committee may make such determinations selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Decisions of the Committee shall be final and binding upon all Persons.

SECTION 4. UNITS SUBJECT TO THE PLAN.

(a) Aggregate Limit. Subject to adjustment as provided in Section 15(h), a total of 325 Units are reserved for grant pursuant to Awards under the Plan. Any Units issued hereunder may consist, in whole or in part, of authorized and unissued Units or treasury Units. Units shall be charged against the foregoing limit upon the grant of each Award, but if such Units are thereafter forfeited or such Award otherwise terminates without the issuance of such Units, the Units so forfeited or related to the terminated portion of such Award shall be restored to the foregoing limit and shall again be available for Awards under the Plan. If Units are applied to pay the Option Price upon exercise of an Option or to pay federal, state and local taxes upon exercise of an Option or other receipt of payment under an Award, the Units so applied shall be added to the foregoing limit and shall be available for Awards under the Plan.

(b) Individual Annual Limits. The maximum number of Units with respect to which Options and Restricted Units may be granted during a calendar year to any Participant is forty (40).

SECTION 5. ELIGIBILITY. The Committee, acting alone, may grant Awards to any Employee (excluding any member of the Committee). Awards to any member of the Committee shall require the prior written approval of the Board. An Employee may be granted more than one Award, but only on the terms and subject to the restrictions hereinafter set forth.

SECTION 6. UNIT OPTIONS.

(a) Issuance. The Committee may grant Options to Participants either alone or in addition to other Awards granted under the Plan.

(b) Award Agreements. Each Option shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any Option shall also be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

(i) Date of Granting of Options. The date of grant of all Options shall be the date designated by the Committee as the date of grant, provided that in no event shall the date of grant be earlier than the date on which the Committee approves the grant.

(ii) Option Price. The Option Price per Unit shall be the fair market value of a Unit as determined by the Committee on the date of the grant of the Option.

(iii) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion and set forth in the Award Agreement.

(iv) Vesting; Exercisability. Options shall vest and be exercisable either in full or in installments at such time or times as determined by the Committee at or subsequent to grant, and set forth in the Award Agreement; provided that the Committee may in its sole discretion subsequent to grant waive any restriction on the exercise of an Option.

(v) Method of Exercise. An Option shall be exercised by the delivery to the Company (or an agent of the Company) during the period in which such Option is exercisable of (x) written notice of exercise in a form acceptable to the Committee for a specific number of Units subject to the Option and (y) payment in full of the Option Price of such specific number of Units. Payment for the Units with respect to which an Option is exercised may be made by any one or more of the following means:

(a) cash, negotiable personal check or electronic funds transfer; or

(b) the Committee in its sole discretion may permit payment through tender of Mature Units, valued at their Fair Market Value (as determined by the Committee) on the date of exercise; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment.

(vi) Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Units to be issued upon an Option’s exercise shall be in the form of Restricted Units or other similar securities, or may reserve the right so to provide after the time of grant.

(vii) Discretionary Unit Withholding. ***[Note this is something we would only want to offer after we were relatively cash rich. It would allow employee to exercise without payment of withholding taxes in cash, but the Company would then have to make the required tax payments. ] The Committee, in its sole discretion, may provide that when taxes are to be withheld in connection with the exercise of an Option by delivering Units in payment of the exercise price or upon the lapse of restrictions on Restricted Units received upon the exercise of an Option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the “Tax Date”), the Optionee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, up to the Optionee’s marginal tax rate, by one or both of the following methods:

(a) delivering part or all of the payment in previously-owned Mature Units (which shall be valued at their Fair Market Value on the Tax Date);

(b) requesting the Company to withhold from those Units that would otherwise be received upon exercise of the Option, or upon the lapse of restrictions on Restricted Units, a number of Units having a Fair Market Value on the Tax Date equal to the amount to be withheld.

The Committee in its sole discretion may provide that the amount of tax withholding to be satisfied by withholding Units from the Option exercise shall be the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law, or shall be the entire amount of taxes, including FICA taxes, required to be paid by Optionee under federal, state and local law. An election by an Optionee under this subsection is irrevocable. Any fractional unit amount and any additional withholding not paid by the withholding or surrender of Units must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

SECTION 7. RESTRICTED UNITS.

(a) Issuance. The Committee may issue Restricted Unit Awards to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

(b) Registration. Any Restricted Units may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including book-entry registration or issuance of a certificate or certificates. In the event any certificate is issued in respect of Restricted Units awarded under the Plan, such certificate shall be registered in the name of the Participant, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, and shall be held in escrow by the Company. The Participant shall execute a power or powers assigning the Restricted Units back to the Company, which powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the Restricted Units.

(c) Forfeiture. Except as otherwise determined by the Committee, no Restricted Units shall become free of restrictions prior to the date of the first anniversary of the grant of the Restricted Units. Unrestricted Units, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly upon lapse of the period of forfeiture, as determined or modified by the Committee.

(d) Unit Withholding. The Committee, in its sole discretion, may provide that a Participant who recognizes income under the federal income tax by reason of the lapsing of restrictions on Restricted Units may elect Unit withholding pursuant to Section 6(b)(vi).

SECTION 8. TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Section, all Awards not vested shall terminate upon a Participant’s Termination of Employment. For purposes of this Section, a Participant’s Termination of Employment occurs on the last day on which the Participant performs services as an Employee or, if earlier, on the date on which an Affiliate which employs the Participant ceases to be an Affiliate (unless the Participant continues to be employed by the Company or another Affiliate).

(a) Options. Except as otherwise provided in this Section, upon a Participant’s Termination of Employment, all Options not vested and exercisable immediately before such Termination of Employment shall terminate and no Option may be exercised after such Termination of Employment.

(i) If Termination of Employment occurs for a reason other than retirement, death, or disability, Options which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of 120 days following such Termination of Employment and shall then terminate.

(ii) If Termination of Employment occurs by reason of retirement, death or disability, Options which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of one year following such Termination of Employment and shall then terminate.

(b) Restricted Units. Except as otherwise provided in this Section, upon a Participant’s Termination of Employment, all Restricted Units still subject to restrictions shall be forfeited by the Participant (and the Participant shall sign any document and take any other action required to assign such Units back to the Company) and reacquired by the Company.

(c) Waiver by Committee. Notwithstanding the foregoing provisions of this Section, the Committee may, in its sole discretion, as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Employment, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Employment, and extend the period for exercise of Options following Termination of Employment by an additional year.

SECTION 9. TRANSFERABILITY OF AWARDS.

(a) No Award shall be transferable by the Participant otherwise than upon death by will or under the applicable laws of descent and distribution; except that a Participant may, by written instrument in a manner specified by the Committee in the Award Agreement or thereafter, designate in writing a beneficiary to exercise an Option after the death of the Participant.

(b) Following the transfer of an Option to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Participant to whom the Option was granted and such Participant shall not retain any rights with respect to the transferred Option, except that (i) the payment of any tax attributable to the exercise of the Option shall remain the obligation of the Participant, and (ii) the period during which the Option shall become exercisable or remain exercisable under shall depend on the employment status of the original Participant.

(c) If for any reason an Option is exercised by a person other than the original Participant, the person exercising or receiving payment or distribution under such Award shall, as a condition to such exercise or receipt, supply the Committee with such evidence as the Committee may reasonably require to establish the identity of such person and such person’s right to exercise or receive payment or distribution under such Award.

(d) No Award shall be assigned, negotiated or pledged in any way (whether by operation of law or otherwise) except as permitted by Section 9(a), and no Award shall be subject to execution, attachment or similar process.

SECTION 10. CHANGE IN CONTROL.

(a) In order to maintain the Participants’ rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award with or without the Participant’s consent for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or exercisable or payable during a stipulated period prior to the Change of Control; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations respecting a Change in Control in any Award Agreement as it may deem equitable and in the best interests of the Company.

(b) A “Change in Control” shall be deemed to have occurred if:

(i) any person or group shall have become after the Effective Date, the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) the members of the Company shall have approved a merger, consolidation or dissolution of the Company, or a sale, lease, exchange or disposition of all or substantially all of the Company’s assets, if persons who were the beneficial owners of the combined voting power of the Company’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 50% of the combined voting power of the entity resulting from any such transaction.

SECTION 11. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent except as required to comply with securities, tax or other laws.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of any Participant without the Participant’s consent, except as required to comply with securities, tax or other laws.

SECTION 12. GENERAL PROVISIONS.

(a) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee.

(b) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(c) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless the Committee shall have executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Participant.

(d) Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to continuance of employment by the Company or its Affiliates, nor interfere in any way with the right of the Company or its Affiliates to terminate the Participant’s employment or change the Participant’s compensation at any time.

(e) Any certificates for Units delivered under the Plan pursuant to any Award shall be subject to such restrictions as the Committee may deem advisable under any applicable Federal or state securities laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Receipt of an Option or other Award shall not entitle any Participant (or Permitted Transferee) to any rights as a member of the Company unless and until such Option has been exercised or such other Award shall have been paid and the Units purchased or paid thereunder shall have been issued; provided, however, that the recipient of a Restricted Units Award shall be entitled to all rights of a member of the Company upon issuance of such Restricted Units pursuant to Section 7(b) except to the extent otherwise provided in the restrictions or other provisions of the Award Agreement pursuant to which such Restricted Unit Award is made.

(g) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(h) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure affecting the Units, such adjustment shall be made in the aggregate number and class of Units which may be delivered under the Plan, in the number, class and option price of Units subject to outstanding Options granted under the Plan, and in the value of, or number or class of Units subject to, Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Units subject to any Award shall always be a whole number. The grant of Awards shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

(i) The Company is authorized to withhold from any Award granted under the Plan or any other amount owing from the Company to the Participant (whether or not for payment of compensation) the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company, in its sole discretion, may accept the delivery of Units by a Participant in payment for the withholding of federal, state and local taxes up to the Participant’s marginal tax rates.

(j) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Colorado.

(k) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(l) All obligations of the Company under the Plan shall be binding on any successor to the Company.

(m) The adoption of this Plan shall not amend or terminate any outstanding option or warrant and the aggregate number of Units available hereunder shall not be increased or reduced by any such outstanding options or warrants.

SECTION 13. TERM OF PLAN. The initial term of this Plan shall be ten years. The Board reserves the right to terminate and/or extend the Plan at any time.

Adopted by the Management Committee of the Company on September 15, 2004.

/ Douglas D. Foote /
Secretary